EXHIBIT 24.1


                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that POLARIS INDUSTRIES INC., a Minnesota corporation (the "Company"), and each of the undersigned directors of the Company, hereby constitutes and appoints W. Hall Wendel, Jr. and John H. Grunewald and each of them (with full power to each of them to act alone) its/his/her true and lawful attorney-in-fact and agent, for it/him/her and on its/his/her behalf and in its/his/her name, place and stead, in any and all capacities to sign, execute, affix its/his/her seal thereto and file a Form S-3 Registration Statement on Form S-3 or any other applicable form under the Securities Act of 1933 and amendments thereto, including pre-effective and post-effective amendments, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, relating to any proposed registration of shares of the Company's Common Stock, par value $.01 with respect to the exercise of certain Registration Rights pursuant to the Registration Rights Agreement entered into as of December 22, 1994, by and between the Company and Victor K. Atkins, Jr., EIP Holdings Inc., a Delaware corporation, EIP I Inc., a Delaware corporation and LB I Group Inc., a Delaware corporation, on the terms and conditions set forth in such Registration Statement.

    There is hereby granted to said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in respect of the foregoing as fully as it/he/she or itself/himself/herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    This Power of Attorney may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument and any of the undersigned directors may execute this Power of Attorney by signing any such counterpart.

    POLARIS INDUSTRIES INC. has caused this Power of Attorney to be executed in its name by its Chief Executive Officer on the 26th day of January 1995.

                                          POLARIS INDUSTRIES INC.

                                          By:    /s/ W. HALL WENDEL, JR.
                                              ..................................
                                                     W. Hall Wendel, Jr.
                                                   Chief Executive Officer

    The undersigned, directors of POLARIS INDUSTRIES INC., have hereunto set their hands as of the 26th day of January 1995.

          /s/ W. HALL WENDEL, JR.                         /s/ STEPHEN G. SHANK
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            W. Hall Wendel, Jr.                             Stephen G. Shank

            /s/ BEVERLY F. DOLAN                          /s/ GREGORY R. PALEN
............................................  ............................................
              Beverly F. Dolan                              Gregory R. Palen

             /s/ ROBERT S. MOE                           /s/ ANDRIS A. BALTINS
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               Robert S. Moe                               Andris A. Baltins

           /s/ KENNETH D. LARSON
............................................
             Kenneth D. Larson